Exhibit 99.1

Janus Capital Group Inc. and Henderson Group plc complete Merger of Equals

Janus Henderson Group plc is a leading global active asset manager with a distinct brand, diverse geographic footprint, enhanced investment capabilities and client service

30 May 2017

Janus Capital Group Inc. and Henderson Group plc today announce the completion of an all-stock merger of equals to form Janus Henderson Group plc (Janus Henderson).

Concurrent with Henderson Group plc’s delisting from the London Stock Exchange, today Janus Henderson lists its shares on the New York Stock Exchange (NYSE) under the ticker symbol “JHG” (NYSE: JHG).

Janus Henderson securities will trade on the Australian Securities Exchange (ASX) under the ticker symbol “JHG” (ASX: JHG) from 13 June 2017. The group will market its products and services as Janus Henderson Investors with immediate effect.

Janus Henderson is a leading global active asset manager that:

•                  Manages assets under management (AUM) of approximately US$331 billion (as at 31 March 2017)(1) with a market capitalisation of approximately US$6 billion

•                  Features significant scale, diverse products and investment strategies, and depth and breadth in global distribution

•                  Leverages Janus’s strength in the US markets and Henderson’s strength in the UK and European markets, creating a truly global active asset manager with a diverse geographic footprint

•                  Expected attractive growth potential and annual run rate pre-tax net cost synergies of at least US$110 million, should deliver compelling value for shareholders

Andrew Formica, Janus Henderson’s Co-Chief Executive Officer, said: “At our core, Janus Henderson is focused on delivering for our clients.  Our work together since announcement has reinforced our shared culture and aligned business goals.  The breadth and depth of investment professionals and the broad array of talented colleagues gives us an enviable position to meet our clients’ needs.”

Dick Weil, Janus Henderson’s Co-Chief Executive Officer, said: “The combined firm, Janus Henderson, creates a truly global active asset manager that is well positioned to succeed in the investment marketplace, with expanded product suites, greater financial strength and better talent, benefiting our clients, shareholders and employees.”

(1)  Pro forma combined pre-merger figures of Janus Capital Group and Henderson Group, as at 31 March 2017.  Combined AUM excludes US$3 billion of Exchange-traded Notes as Janus Henderson is not the named advisor or subadvisor.  Exchange rate used for translation from GBP to USD: 1.25

Board Changes

The Janus Henderson Group Board of Directors is comprised of the following 12 directors:

•                  Richard Gillingwater — Chairman

•                  Glenn Schafer — Deputy Chairman

•                  Andrew Formica — Co-Chief Executive Officer

•                  Richard Weil — Co-Chief Executive Officer

•                  Sarah Arkle — Non-Executive Director

•                  Kalpana Desai — Non-Executive Director

•                  Jeffrey Diermeier — Non-Executive Director

•                  Kevin Dolan — Non-Executive Director

•                  Eugene Flood Jr. — Non-Executive Director

•                  Lawrence Kochard — Non-Executive Director

•                  Angela Seymour-Jackson — Non-Executive Director

•                  Tatsusaburo Yamamoto — Non-Executive Director

-Ends-

Press Enquiries

Janus Henderson Investors

EMEA

Angela Warburton

T: +44 (0) 20 7818 3010

E: angela.warburton@janushenderson.com

Andrew Walton

FTI Consulting

T: +44 (0) 20 3727 1514

E: Andrew.walton@fticonsulting.com

Notes to editors

About Janus Henderson Investors

Janus Henderson is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, quantitative equities, fixed income, multi-asset and alternative asset class strategies.

Janus Henderson has approximately US$331 billion in assets under management (as of 31 March 2017), more than 2,000 employees and offices in 27 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX). It has a market capitalisation of approximately US$6 billion.

This announcement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results and business of Janus, Henderson and the combined business. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions, and variations or negatives of these words.  Forward-looking statements by their nature address matters that are, to different degrees, subject to numerous assumptions, known and unknown risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made and investors and security holders are cautioned not to place undue reliance on any such forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual future results may differ materially from the results expressed or implied in these forward-looking statements and future results could differ materially from historical performance.   Janus Henderson does not assume any duty and does not undertake to update forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, nor does Janus Henderson intend to do so, except as otherwise required by securities and other applicable laws.  For any forward-looking statements made in this communication or in any documents, Janus Henderson claims the protection of the safe harbour for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Nothing in this announcement should be construed as a profit forecast.

This press release is solely for the use of members of the media and should not be relied upon by personal investors, financial advisers or institutional investors.

Issued in the UK by Janus Henderson Investors. Janus Henderson Investors is the name under which Janus Capital International Limited (reg no. 3594615), Henderson Global Investors Limited (reg. no. 906355), Henderson Investment Funds Limited (reg. no. 2678531), Henderson Investment Management Limited (reg. no. 1795354), AlphaGen Capital Limited (reg. no. 962757), Henderson Equity Partners Limited (reg. no.2606646), Gartmore Investment Limited (reg. no. 1508030), (each incorporated and registered in England and Wales with registered office at 201 Bishopsgate, London EC2M 3AE) are authorised and regulated by the Financial Conduct Authority to provide investment products and services.  Henderson Secretarial Services Limited (incorporated and registered in England and Wales, registered no. 1471624, registered office 201 Bishopsgate, London EC2M 3AE) is the name under which company secretarial services are provided. All these companies are wholly owned subsidiaries of Janus Henderson Group plc. (incorporated and registered in Jersey, registered no. 101484, registered office 47 Esplanade, St Helier, Jersey JE1 0BD).  Telephone calls may be recorded and monitored. Ref: 34CC